STRATEGIC  ALLIANCE  AND  EXCLUSIVE  MANAGEMENT  AGREEMENT  -  CANADA

                                    Between

SIVault (the "Company")                    RYCOM  CCI  Inc  (RYCOM)
1640-500 51st Ave                          226  Britannia  Road  East
New York, NY 10110                         Mississauga, Ontario, L4Z 1S6, Canada
Fax: (212) 931-5762                        Fax: (905) 502-6612
Relationship Manager:                      Relationship  Manager:
Jonatan Schmidt,                           Mandy Sandher,
Chief Strategy  Officer                    GM Business Development

                       Effective Date: September 22, 2004
                    ---------------------------------------

Company is the sole owner and/or licensee of a unique technology and applications for secure storage, retrieval, authentication of signed documents (signature verification solution), credential validation (Intelli-Check), and dispute resolution (ReceiptCity). The purpose of this Strategic Management Agreement is to engage the services of RYCOM to act as Company's exclusive sales, marketing business and licensor representative. In this regard, Company is engaging RYCOM to market, develop target markets and applications and sell authorized products as set forth herein, and to represent Company for the purpose of business development, and to promote product sales, in accordance with the terns and conditions herein set forth.

STRUCTURE  OF  THE  RELATIONSHIP
--------------------------------
Pursuant to this Agreement, Company is engaging RYCOM to act as Company's Canadian Strategic Manager for.

-  Country  wide  market  development.  for  all  markets,
-  Re-License  of  Company  products  &  services

NOW, THEREFORE, In consideration of the mutual promises heroin stated and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.     APPOINTMENT

Company hereby appoints RYCOM as their exclusive Canadian Strategic Manager authorized, to market, sell and develop a fully managed service business with the Products listed on the Authorized Product Price List Addendum. RYCOM's appointment is subject to the terns and conditions set forth in this Agreement for the period from the effective date through the expiration date of this Agreement. RYCOM accepts the appointment on these terms.

2.     RESPONSIBILITIES

RYCOM  Responsibilities
-----------------------
In addition to the structure of the relationship outlined above RYCOM will architect, develop and operate a fully managed signature verification authentication, and other solutions offering using SNaulrs platform and proprietary IP for the Canadian market. RYCOM will provide all necessary hardware, secure facility and engineering, sales, marketing support to deliver the service. This solution will be co-developed and revenue shared with SiVault however, RYCOM wig operate and manage the solution in its entirety signature verification and other solutions wig be marketed to End Users, and white labeled for Channel Markets requiring speed to market.

A.  End  User  Market  Development

RYCAM shag use its best commercial efforts to engage End-Users, sell Products and license software contained within or delivered with such Products. Company Technology shall be licensed by End-Users pursuant to the End-User License Agreement ("EULA") contained In the Product.


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B.  Distribution  and  Channel  Market  Development:

RYCOM may sell to third parties ('Sub-Reseller & Integrators') to market and sell the Products and license the Software Products under the terns of this Agreement applicable to RYCOM. Each Sub-Reseller shall execute a written agreement (a 'Sub-Reseller Agreement") with RYCOM binding the Sub-Reseller to provisions substantially similar to (and no less advantageous to Company than) those contained In this Agreement, and all associated Addenda. Each obligation of RYCOM under each such provision shall also be applicable to each Sub-Reseller. Each Sub-Reseller Agreement shall also contain any other provisions necessary for RYCOM to satisfy its commitments under this Agreement. RYCOM shag keep executed Sub-Reseller Agreements and records pertaining to each Sub-Reseller, and shall provide copies of such information on a monthly basis. RYCOM agrees to enforce the terms of its Sub-Reseller Agreements so as to affect a timely cure of any Sub-Reseller breach of the SutrReseller Agreement and to notify Company of any known breach of such terms.

SiVault  Responsibilities  and  Consideration

a) SiVault will provide RYCOM at no charge with an unlimited capacity signature verification software solution license to architect and develop a fully managed service offering for the Canadian market RYCOM will be responsible for purchasing all necessary hardware components required. Revenue generated from the signature verification serv'f- wig be shared between RYCOM and SiVault as outlined in the attached Addendum RYCOM and StVVault Pricing and Revenue Share Arrangement

b) SiVault will provide at no charge RYCOM and its Engineering and Sales, Marketing personnel with the necessary product training and support to successfully develop, market and sell the signature verification, authentication and other solution's. Such training wig include literature, collateral, presentations, CD's, web based training and on-site training.

c) SIVault will at no charge provide technical assistance fix software support and configuration support to RYCOM engineering personnel.

d) SiVault will at no charge provide to RYCOM all necessary signature verification solution product updates, features, changes, revisions etc as and when they become available to deliver the signature verification service.

e) SiVault will furnish RYCOM with all third party product market evaluation and testing reports for signature verification solution.

3.  DEFINITIONS

'Company Technology" means U.S. and foreign patents, patent applications, Inventions, trademarks, service marks, and copyrights, together with know-how and technological trade secrets owned or controlled by Company in any country, together with U.S. and foreign patents, patent applications, inventions, trademarks, service marks, and copyrights, together with know-how and technological trade secrets which may be Invented, developed, or controlled by Company within the term of this Agreement, which Company has the right to disclose and license loo


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others,  but  excluding  trademarks  and  service  marks  of  Company.

"End-User' means any end-user person or company that has agreed to terns and conditions to use the Products.

'List Prices' means suggested prices for resale to End-Users and a basis for calculating Net RYCOM Price.

'Net RYCOM Price" means the price that RYCOM pays to Company for a Product. The Net RYCOM Price for a Product is defined on the Authorized Product Price List Addendum.

"Products" means the products, components, systems, subsystems, or processes embodying, Incorporating, made with, or other utilizing ail or any part of the Company Technology, that are marketed by RYCOM, as designated and described in the Authorized Product Price List Addendum. Company reserves the right, from time to time, to change, modify, or discontinue any Product, and to add products to or delete products from the Authorized Product Price List and Payment/Shipment Terms Addendum. RYCOM will be given advance notice of such changes or modifications and an analysis of how such changes or modifications may impact the RYCOM Authentication Service based architecture.

"RYCOM" means  the  entity  so  identified  in  the  preamble of this Agreement,

4.  PRICES

A. RYCOM has the right to determine its own resale prices, and no Company representative will require that any particular resale price be charged by RYCOM or grant or withhold any benefits to RYCOM based on RYCOM's pricing policies.

B. Company reserves the right to change List Prices upon 30 days' notice or as otherwise specified in the Authorized Product Price List Addendum. Company may not change Net RYCOM Prices for Products that are subject to an outstanding Supply Order. All orders placed after the effective date of any such change will be at the adjusted price; however, in the event of a price increase. SiVault will honor the price In effect on the date of any quote issued by RYCOM for ninety (90) days prior to the date of the notice of price increase provided that the products subject to the quote are shipped within ninety (90) days after the effective date of the price or for the period mutually agreed to by both parties

C. Net RYCOM Price Is exclusive of, and RYCOM shall pay, shipping charges for ordered Products. Company shall ship Product according to standard commercial practices, unless RYCOM requests any special routing, packing, handling or insurance. Orders shipped under special routing instructions must be separately agreed upon and may be subject to additional charges.

D. Prices are exclusive of, and RYCOM will pay, applicable sales, use, service, value added or like taxes, unless RYCOM has provided Company with an appropriate exemption certificate for the delivery jurisdiction, or RYCOM claims and Company agrees that the transaction is otherwise exempt

E. In certain circumstances, Company may agree with RYCOM to grant special pricing for particular End-User transactions. Company may extend the pricing on an exclusive or non-exclusive basis and may condition the pricing on additional factors to be mutually determined a case by case basis

F. Company may, from time to time, offer RYCOM certain Products on special promotional terms and conditions. Such offerings may be subject to pricing or discounts different from those provided in this Agreement.

G. Net RYCOM Price Information Is confidential and RYCOM shall not disclose any such information during the term of or for a period of three years after termination of this agreement except lo the extent required by law.

5.     PAYMENT  TERMS

A. When Company grants payment terms to RYCOM, RYCOM shall pay to Company all Invoices within forty-five (45) days after the date of invoice (net 45 days from the invoice date.


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

6.  ORDERS;  SHIPMENTS;  CANCELLATIONS  AND  CHANGES:

A. Company wig honor written. electronic and faxed orders from RYCOM's approved locations. RYCOM is responsible for ensuring that only authorized employees place, change or delete orders and that the orders conform to all requirements of this Agreement.

B. RYCOM agrees to accept all deliveries of Product as scheduled. If RYCOM fails to accept a scheduled delivery, or takes any action which delays or hinders Company's ability to most any delivery schedule, Company reserves the right to charge RYCOM for any costs resulting from such action, including return freight fees and restocking charges. In addition, Company reserves the right to cancel any order, the shipment of which RYCOM refuses to accept or delays, and to reallocate such order.

C. Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, rat, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party glues prompt written notice of such condition and resumes its performance as soon as possible

D. All orders are subject to acceptance by Company. Company reserves the right to schedule and reschedule any order, at Company's discretion, and to decline arty order for credit reasons or because the order specifies an unreasonably large quantity or makes an unreasonable shipment request.

E.     Title  to  Products  and  risk  of  loss  and  damage  passes  to  RYCOM
     F.O.B.  Company.

7.  SOFTWARE

SiVault will provide RYCOM with an unlimited capacity signature verification solution to architect and develop a fully managed services offering for the Canadian market Sl/auk will provide such software at no charge to RYCOM. Revenue generated from the Authentication Service will be shared between RYCOM and SiVault as outlined In the attached Addendum RYCOM and SiVault Pricing and Revenue Share Arrangement.

The Product includes a license for the Company software. Company provides RYCOM with Company software in machine-readable forth, including, but not limited to, CD-ROMs, computer disks and/or electronically distributed files. Company software, including those provided in machine-readable forth, is being licensed and fit X= being solo. Company retains all rights roil expressly granted. Neither RYCOM nor any End-User may copy the Company software. Neither RYCOM nor End-User may merge, modify, reverse engineer, decompile, or disassemble the Company software, or further develop any Company Technology. Other than as expressly provided for in this Agreement, neither RYCOM nor any End-User may duplicate, ban, rent, license, lease, or otherwise transfer the Company software, including in its machine readable tortes of Company software, to anyone. Copyright and patent taws and international copyright and patent treaties, as well as other intellectual property laws and treaties prated the Company software. Without prejudice to any other rights and remedies. Company may terminate this license if RYCOM fails to comply with the terms and conditions of this Agreement or fails to take all steps to seek to cause each End-User to comply wilt this Agreement. In such event, or if the Agreement is otherwise terminated, RYCOM must return to Company, or if so instructed, destroy, all copies of the Company software and all of its component parts. RYCOM end End-User shall abide by any additional terms provided by Company with respect to any elements of Products or software sourced from a third party vendor or contained in "shrink" or "click" wrap licenses.

8.  TRADEMARKS

A. During the term of this Agreement RYCOM is authorized to display one or more designated Company trademarks, logo


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types, trade names and insignia (collectively "Company Marks") solely to promote
Products. Any display of Company Marks must be In good taste, in a manner that preserves their value as Company Marks, and only in accordance with the current version of the SiVault Corporate Identity Guidelines. RYCOM will not use any name or symbol In a way, which may Imply that RYCOM Is an agency or branch of
Company: RYCOM will discontinue any such use of a name or mark as requested by Company. Any rights or purported rights in any Company Marks acquired through RYCOM's use belong solely to Company

     B. RYCOM grants Company the non-exclusive, royalty-free right to display RYCOM's trademarks in advertising and promotional material. Any c1splay of the trademarks must be in good taste, in a manner that preserves their value as RYCOM's trademarks, and in accordance with standards provided by RYCOM for their display. Any rights or purported rights in any RYCOM trademarks acquired through Company's use belong solely to RYCOM.

9.  STATUS  CHANGE

A.     If  RYCOM  wishes  to:

1.     Change  its  name;  or

2. Add, close or change a Company-approved shipment, delivery or other Company-authorized location; or

3. Undergo a merger, acquisition, consolidation or other reorganization with the result that a change of control occurs of RYCOM operations:

then RYCOM will notify Company in writing at least fifteen (15) working days prior to the intended date of change and provide Company reasonable information and documents requested by Company for the purpose of evaluating the support and service of this agreement such status change may have. The Company will respond in writing within five (5) working days. Company acting reasonably will rot withhold any approval for the continuation of this agreement providing no other terms of this agreement have been breached

B.  If  SiVault  wishes  to:

1.     Change  its  name:  or

2      Add,  close  or  change  a  Company-approved  shipment,
delivery  or  other  Company-authorized  location:  or

4. Undergo a merger, acquisition, consolidation or other reorganization with the result that a change of control occurs of RYCOM operations;

then SiVault will notify RYCOM in writing at least fifteen (15) working days prior to the intended date of change and provide RYCOM reasonable information and documents requested by RYCOM for the purpose of evaluating the support and service of this agreement such status change may have. RYCOM will respond in writing within five (5) working days. RYCOM acting reasonably will not withhold any approval for the continuation of this agreement providing no other terms of this agreement have been breached.

10.  INTELLECTUAL  PROPERTY  PROTECTION
A. Company will defend any claim against RYCOM that Products (exGudlng custom products, if any), delivered under this Agreement infringe a patent, copyright, trade secret mask work or trademark in the country where RYCOM acquires the Product from Company, provided that RYCOM:

1.     Promptly  notifies  Company  in  writing  of  any  such  claim:  and

2. Cooperates with Company in, and grants Company sole control of, the defense or settlement.


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B.     Company will pay settlement amounts, court-awarded damages and reasonable defense costs Insured by RYCOM In connection therewith. If such a claim appears likely, Company may modify the Product. procure any necessary license, or replace it. If Company determines that none of these alternatives is reasonably available, Company will refund RYCOM's purchase price upon return of the Product if within one (1) year of Delivery, or the Product's net book value thereafter.

C.     Company  has  no  obligation  for any claim of infringement arising from:

1. Company's compliance with RYCOM's designs, specifications or instructions;

2.     Product  modifications  by  RYCOM  or  a  third  party:

3. Company's use of technical information or technology provided by RYCOM;

4. Product use prohibited by the Specifications or related application notes;

5. Use of the Product with products not supplied or authorized by Company.

D. This Section states Company's entire liability to RYCOM and its End-Users for claims of intellectual property Infringement.

11.  PRODUCT  WARRANTIES

A.     Software  Warranty

Company warrants for a period of ninety (90) days from Product shipment date that all unmodified Company software wit perform the functions described in Product specifications.

B.     Hardware  Warranty

To the extent permissible, Company shat pass on to RYCOM and End-Users all manufacturers' warranties covering hardware sold as Products.

C.     Disclaimers

THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Company doss not warrant that the Products will operate In combinations other than as specified in the Specifications or that the operation of the Products will be uninterrupted or error free.

The  RYCOM  shall  not  make  any  warranty  on  Company's  behalf.

12.  LIMITATION  OF  LIABILITY  AND  REMEDIES

A. For arty breach of the warranty contained in Section 1'f:i4 above, the RYCOM's exclusive remedy, and Company's entire liability, shaft be the correction of software errors that cause breach of the warranty, or if Company is unable io make the Company software operate as warranted, the RYCOM shall be entitled to recover the fees paid to Company for the software license.

B. In no event will Company or its subsidiaries, affiliates, subcontractors or suppliers be liable for any of the following:

1. Actual loss or direct damage that is not listed in Sections p.g. of:12lC above:

2.  Damages  for  loss  of  data,  or  software  restoration;  or

3. Damages relating to RYCOM's procurement of substitute products or services (i.e., "cost of cover").


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The  provisions  of this Agreement allocate the risks between Company and RYCOM.
Company's pricing reflects this allocation of risk and the limitation of liability specified herein.

13.  CHANGES  AND  AMENDMENTS

A. From time to time, Company may add Products to or delete them from the Authorized Product Price List and Payment/Shipment Terms Addendum; declare Products to be obsolete; change List Prices; Implement or change Company policies or programs; or otherwise amend this Agreement at Company's discretion, after reasonable notice to RYCOM.

B. Any Amendment will automatically become a part of this Agreement on the effective date specified in the notice. unless RYCOM provides Company with written notice of its objection to such Amendment within fifteen (15) days of RYCOM's receipt of the notice. If both Company and RYCOM do not reach agreement to the Amendment within thirty (30) days after Company's receipt of RYCOWs objection, either party may terminate this Agreement.

14.  TERM  AND  TERMINATION

A. Subject to applicable law, this Agreement shall be for three (3) years, with an automatic two year renewal at the end of each term. Neither party may termiate this Agreement without cause. Mar party may terminate this agreement with cause at any time upon ninety (90) days' written notice, to the other party Company shall not be obligated to honor orders following termination for cause. Cause is defined as any material breach of this agreement. The breaching party upon receipt of the notice of termination will have fifteen (15) days to respond and advise its Intent to either remedy the breech or accept the termination. In the event the breaching party accepts the termination or fails to respond the ninety (90) notice will be in effect. In the event the breaching party advises Its Intent to cure and remedy the breach than the breaching party will be granted an additional thirty days to remedy the breech and confirm in writing.

C. If either party becomes insolvent, is unable to pay its debts when due. files for bankruptcy, is the subject of involuntary bankruptcy, has a receiver appointed, or has its assets assigned, the other party may terminate this Agreement without notice and may cancel any unfulfilled obligations.

D. Upon termination or expiration of this Agreement for any reason, RYCOM will immediately use to be an authorized Company representative and wifi refrain from representing itself as such and from using any Company trademark or trade name. Authorization of RYCOM to use any Company Mark will cease upon such termination or expiration. Except for when RYCOM is operating or Integrated the company's product into an offer that it is currently operating or is about to operate supply of product and support from the Company will not be interrupted.

E. Upon any termination or expiration, either party may require that RYCOM return, against outstanding balance or for repurchase, any Products purchased under this Agreement that are on Company's then ounrent Authorized Product Price List and PaymenUShipment Terms Addendum, which are In their unopened, original packaging and marketable as new merchandise.

The repurchase price shall be the Net RYCOM Price on the date of termination or expiration, less any promotional or other discounts or price protection or other credit extended by Company to RYCOM for the Product. RYCOM should contact its Company sales representative for Information about the items eligible for repurchase and instructions for their return at Company's expense.


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F.     All  obligations  concerning  outstanding  transactions,  warranties,
Products, Software Products, intellectual property protection, limitations of liability and remedies, confidentiality, and the general terms and conditions will survive termination or expiration.

15.  RELATIONSHIP

A. RYCOM's relationship with the Company is that of Strategic Canadian Business Manager and both entities maintain an independent legal status for the purposes of this Agreement. This Agreement does rot establish a franchise, joint venture or partnership, or create any relationship of employer and employee.
master  and  servant,  or  principal  and  agent  between  the  parties.

B. Neither party will have, nor represent that it has, any power, right, or authority to bind the other party, or to assume or create any obligation or responsibility, express a implied, on behalf of the other party without such other par" written consent. RYCOM acknowledges that any commitment made by RYCOM to its customers with respect to price, quantities, delivery, specifications, warranties, modifications, interfacing capability or suitability will be RYCOM's sole responsibility, and RYCOM wifi indemnify Company from lability for any such commitment by RYCOM.

C. This Agreement applies only to the Products fisted on the Authorized Product Price List Addendum and the relationship between the parties is exclusive. Company acknowledges that RYCOM may market other complementary authentication products.

16.  NOTICES

All notices that are required under this Agreement shall be In writing and will be considered given as of twenty-four (24) tours after sending by electronic means, facsimile transmission. overnight courier, or hand delivery, or as of five (5) days of certified mailing and appropriately addressed to the Relationship Manager at the applicable address set forth above.

17.  CONFIDENTIALITY

A. In the event that confidential information is exchanged, each party will protect the confidential Information of the other in the same manner in which it protects its own like proprietary, confidential, and trade secret information. If the party claiming the benefit of the provision furnishes such information in writing and marks such information as 'Confidential' or 9f such information is provided orally, then the transmitting party ("Disdoser') oil confirm in writing to the receiving party ('Recipient") that it is confidential within thirty (30) days of its communication.

B. This Section imposes no obligation upon a Recipient with respect to confidential Information which (a) was in the Recipient's possession before the disclosure by Discloser; (b) is or becomes a matter of public knowledge through no fault of the Recipient (c) is rightfully received by the Recipient from a third party without duty of confidentiality; (d) is disclosed try the Discloser to a third party without duty of confidentiality on the third party; (e) is independently developed try the Recipient; (f) Is disclosed under operation of law; or (g) is disclosed by the Recipient with the Discloser's prior written approval.

C. RYCOM agrees to pint press releases as may be agreed to on a case by case basis.

18.  INTERNATIONAL  SALES

The Products and Company software may be subject to export controls under the U.S. Export Administration Regulations and the export regulations of other countries. RYCOM will not export or re-export, directly or Indirectly, Products.


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software, media or Company Technology unless an exception to such law applies or proper restriction has been obtained. Company's consent to RYCOWs export of Products does not relieve RYCOM of Its obligation to obtain any required licenses from the United States Commerce Department, or any other agency or department of the United States government, or any other required approvals from any other government required by applicable law or regulation, prior to exporting Products directly or indirectly.

19.  GENERAL  CONDITIONS

A. Neither party may assign any rights or obligations in this Agreement without the prior written consent of the other party provided that Company may assign or transfer all such rights and obligations to its affiliates, and the right to receive payments to third parties, without consent.

B. Neither party's failure to enforce any provision of this Agreement will be deemed a waiver of that provision or of the right to enforce it in the future.

C. This Agreement constitutes the entire understanding between Company and RYCOM and supersedes any previous communications, representations a agreements between the parties, whether oral w written, regarding transactions hereunder. RYCOM's additional or different teens and conditions will not apply. Company hereby gives notice of objection to any additional or inconsistent teens set forth in any purchase order or other document issued by RYCOM. Except as provided in Section 14 above, no modification of this Agreement will be binding on either party unless made in writing and signed by both parties.

D. This Agreement wit be governed by the laws of the State of California and Province of Ontario.

E. It any clause of this Agreement is held invalid, the remainder of this Agreement will continue in effect.

F. RYCOM will conduct all its activities relating to its business with Company in accordance with the highest standards of ethics and fairness as well as compliance with applicable law and will use Its commercial best efforts to promote the goodwill and business Interests of the Company during the Term hereof.

20. RYCOM EXIT PLAN. In the event that this agreement is terminated before the three year term, or SiVault does not renew the agreement for another agreed upon term, SiVault agrees to an exit plan with RYCOM. This is intended to compensate RYCOM for the Investment made in the territory while the contrail was active. The exit plan is intended to protect RYCOM in the event that SiVault sets up a direct relationship with RYCOM's customers. This could be in the way of a SiVault direct presence or an assigned distributor of SNault's. Therefore, once SiVault establishes a direct relationship and RYGOM can give proof that there was and still is an ongoing relationship with ft customer, whether directly a through a RYCOM partner, SiVault will pay RYCOM a transition commission for a period of two years. This commission will be 2096 of the sale price of the products that RYCOM would have purchased from SiVault.

21. FIXED COMMISSION RATE FOR STANDARDIZATION In the event that RYCOM standardizes the signature verification solution with a Canadian headquartered partner (e.g. CGI, Unisys, 18M Canada etc), and whereby the partner is responsible for worldwide product sales, end the product is not fulfilled through RYCOM, RYCOM will be recognized and compensated on a faced commission rate for all sales resulting at a rate of 2096 of the sale price of the products that RYCOM would have purchased from SiVault for a term of two years from the date of standardization. In the event the product is supplied by RYCOM to the Canadian partner for worldwide sales RYCOM's standard pricing discounts would apply.


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IN  WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the
Effective  Date.

SiVault  Inc                          RYCOM Inc.

/s/Jonatan  Schmidt                   /s/ Pat Mancuso
Name: Jonatan  Schmidt                Name: Pat Mancuso
Title:  Chief  Strategy Officer       Title:  Controller


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

                          Addendum A to RYCOM Agreement


                                    PRICING
                                    -------


                                To be determined
                              -------------------


1. The Company and RYCOM agree to the following pricing and revenue share arrangement: a. All software resale will be based on Company set List Prices, End User Pricing and RYCOM Net Revenue Share for the following:

1. Resale of all signature verification solution Software & Maintenance schedules on software will be revenue shared in the following proportions:

-     All  Software  (50%)  for  RYCOM  and  (50%)  for  the  Company,

- All first year mandatory maintenance software (50%) for RYCOM and (50%) for the Company,
-     All  subsequent  year  maintenance  (50%)  for  RYCOM  and  (50%)  for
..     the  Company,


                                PERMITTED MARKETS
                               ------------------

Through dose co-operation with the Company, RYCOM is granted the exclusive right for the term of this contract to pursue the following Markets & Target Accounts in Canada.

For  the  purpose  of  this  agreement  the  following  definitions  apply:

"Exclusive Right" means RYCOM only in the Territory, Markets and Target accounts as specified below.

"Co-operational Right' means RYCOM and the Company have established a written pre-arrangement for success in the specified Territory, Markets and Target Accounts.

"Territory"

RYCOM  Is  granted the following exclusive or co-operational territorial rights:

1.  Canada  and  its  Dominion,  Exclusive  Right

2.  Through  other  Canadian  partners  pursue  global solutions, Co-operational
Right,

"Markets" Within the above-defined Territory, RYCOM will focus on the following vertical Markets:


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

1.  Government,  Federal  &  Provincial

2.  Financial  (banks,  credit  unions,  insurance)

3. Mobile phone companies (Bell Canada, Talus, AlIStream, Aliant. Sprint Canada etc)

3.  Fortune  1000  companies

4.  Network  Security  firms

5.  Pharmaceuticals,  Hospitals,  Drug  Dispensing,  Doctors  and  related

"Target  Accounts"

The  Company  for  the  term  of  the  contract  provides  RYCOM First Right of
                                                                 --------------
Refusal and  Co-operational  Rights  to  pursue the following Target Accounts:
-------

1.  IBM  Canada  Exclusive  Right  and  IBM  Global  Co-operational  Right
2.  Unisys  Canada  Exclusive  Right
3.  KPMG  Canada  Exclusive  Right
4.  Accenture  Canada  Exclusive  Right
5. Canadian Government Agencies: DND (Department National Defense), CSIS, RCMP, CSE (Canadian Security Establishment), Treasury Board, Public Works Canada. Corrections Canada, CBSA, Immigration, Transport Canada. CATSA etc).
6.  NCR  Canada  Exclusive  Right  and  NCR  Global  Exclusive  Right
7.  Bell  Canada,  Bell  Mobility  and  other  BCE  companies  exclusive  right
8.  Telus  exclusive  right
9.  AIIStneam  exclusive  right
10.  Sprint  Canada  exclusive  right
11.  Monens
12.  TD  Canada  Trust  Bank,  Exclusive  Right
13.  Royal  Bank,  Exclusive  Right
14.  Bank  of  Montroal,  Exclusive  Right
15.  ING  Bank

13.8. Construction This agreement does not limit or restrain the right of OPUS to execute agreements for providing similar software services and applications or any components thereof with other entities or organizations.

In witness whereof the duly authorized representatives of the parties have submitted their signatures herein below:

For  and  on  behalf  of                               For  and  on  behalf  of
OPUS                                                   SIVAULT

/s/ Paresh Banderjee                                   /s/ Emilian Elefteratos
Authorized Signatory                                   Authorized Signatory
Paresh Banderjee                                       Emilian Elefteratos
Director - Operations                                  Chief Executive Officer


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